Exhibit 32.1

Section 906 CEO Certification

WRITTEN STATEMENT OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES - OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of FundCore Institutional Income Trust Inc. (the “Company”), hereby certifies that to his knowledge, on the date hereof:

(a)	the Form 10-Q of the Company for the quarterly period ended June 30, 2011 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2011	/s/ Steven A. Ball
Steven A. Ball
Chief Executive Officer
(Principal Executive Officer)